                                                                    EXHIBIT 99.2

                 CHART HOUSE ENTERPRISES, INC. AND SUBSIDIARIES

       INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     The unaudited pro forma condensed balance sheet as of March 29, 1999 gives effect to the acquisition had it occurred on March 29,1999. The unaudited pro forma condensed income statements for the quarter ended March 29,1999 and the year ended December 28, 1998 give effect to the acquisition had it occurred at the beginning of these respective periods.

     The unaudited pro forma condensed financial statements have been prepared utilizing

 .    Diamond Jim's Steakhouse, L.L.C. audited financial statements as of and for the year ended December 31, 1998

 .    the Company's audited financial statements as of and for the year ended
     December 28, 1998

 .    Diamond Jim's Steakhouse, L.L.C. unaudited financial statements for the period ended March 31, 1999

 .    the Company's unaudited financial statements for the period ended March 29,
     1999

     The Company has made the assumption that Diamond Jim's Steakhouse, L.L.C.'s financial statements would not have been significantly different had they been prepared for the year ended December 28, 1998 or for the period ended March 29, 1999.

     These unaudited pro forma condensed financial statements may not be indicative of the results that actually would have occurred if the acquisition had taken place at the beginning of the periods presented, or of the future financial position or future results of operations of the Company.

     The unaudited pro forma condensed financial statements should be read in conjunction with the historical financial statements and related notes of the Company.

                CHART HOUSE ENTERPRISES, INC. AND SUBSIDIARIES

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

                          INCOME STATEMENTS in 000's

                                           Chart House            Diamond Jim's
                                          Enterprises, Inc.     Steakhouse, L.L.C.
                                            Historical             Historical           Pro Forma      Pro Forma
                                             12/28/98               12/31/98           Adjustments      Results
Revenue                                   $         145,188     $            9,779                     $ 154,967
                                          ----------------------------------------------------------------------
Costs and Expenses:
        Cost of sales                                47,388                  3,731                        51,119
        Payroll and related taxes                    42,078                  2,363                        44,441
        Other operating                              34,955                  1,545                        36,500
        Depreciation/Amortization                     6,601                    253             675  a      7,529
        Gain on sale of assets                       (1,534)                    -                         (1,534)
        SG&A                                         14,353                    613            (494) b     14,472
        Interest expense, net                           776                     -              858  c      1,634
                                          ----------------------------------------------------------------------

Income before taxes                                     571                  1,274          (1,039)          806

Income tax                                               -                      -               94  d         94
                                          ----------------------------------------------------------------------

Net income                                $             571     $            1,274      $   (1,133)    $     712
                                          ======================================================================

Earnings per share - basic and diluted    $            0.05                                         e  $    0.06
                                          =================                                            =========

                                            Chart House           Diamond Jim's
                                          Enterprises, Inc.     Steakhouse, L.L.C.
                                            Historical             Historical           Pro Forma      Pro Forma
                                              3/29/99                3/31/99           Adjustments      Results
Revenue                                   $          34,631     $            2,261                     $  36,892
                                          ----------------------------------------------------------------------
Costs and Expenses:
        Cost of sales                                11,099                    856                        11,955
        Payroll and related taxes                    10,406                    587                        10,993
        Other operating                               7,904                    365                         8,269
        Depreciation/Amortization                     1,837                     28             169  a      2,034
        SG&A                                          2,986                    185            (138) b      3,033
        Interest expense, net                           275                     (1)            212  c        486
                                          ----------------------------------------------------------------------

Income before taxes                                     124                    241            (243)          122

Income tax                                               -                      -               -   d         -
                                          ----------------------------------------------------------------------

Net income                                $             124     $              241      $     (243)    $     122
                                          ======================================================================

Earnings per share - basic and diluted    $            0.01                                         e  $    0.01
                                          =================                                            =========

                  CHART HOUSE ENTERPRISES, INC. AND SUBSIDIARIES

                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

                            BALANCE SHEET in 000's

                                                   Chart House            Diamond Jim's
                                                 Enterprises, Inc.      Steakhouse, L.L.C.
                                                    Historical              Historical          Pro Forma    Pro Forma
                                                     3/29/99                 3/31/99           Adjustments    Results
ASSETS
Current Assets:
  Cash                                           $            246      $             262      $     (262) f    $     246
  Accounts Receivable                                       2,636                     89             (89) f        2,636
  Inventories                                               1,933                    134              -            2,067
  Prepaid Expenses and Other Current Assets                   388                     10              -              398
  Current Portion of Deferred Tax Asset                       685                    -                               685
                                                 -----------------------------------------------------------------------
Current Assets                                              5,888                    495            (351) f        6,032
Net Property and Equipment                                 66,632                    265             772  g       67,669

Other Assets and Goodwill                                   16,725                    732         10,285  h       27,742
                                                 -----------------------------------------------------------------------
Total Assets                                     $         89,245      $            1,492     $   10,706       $ 101,443
                                                 =======================================================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current Portion of Capital Lease Obligations                 688                    -               -              688
  Accounts Payable                                           3,234                    210           (210)          3,234
  Accrued Liabilities                                       12,595                    269          1,655  i       14,519
                                                 -----------------------------------------------------------------------
    Total Current Liabilities                               16,517                    479          1,445          18,441

Long-Term Obligations                                       12,850                    -           10,274  j       23,124

Stockholders' Equity:
  Common Stock                                                 118                    -             -                118
  Additional Paid-In Capital                                61,103                    -             -             61,103
  Retained Earnings                                        (1,343)                  1,013         (1,013) k      (1,343)
                                                 -----------------------------------------------------------------------
    Total Stockholders' Equity                              59,878                  1,013         (1,013)         59,878


Total Liabilities and Stockholders' Equity       $          89,245      $           1,492      $   10,706     $  101,443
                                                 =======================================================================

CHART HOUSE ENTERPRISES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA INFORMATION



a Reflects depreciation and amortization based on the allocated purchase price of net assets acquired. Equipment is being depreciated over useful lives of five to seven years. Leasehold improvements are being amortized over 10 years, the term of the lease. Goodwill is being amortized over 20 years.

b Reflects elimination of professional fees, management fees and guaranteed payments to partners of Diamond Jim's Steakhouse, L.L.C. The elimination of redundant expenses was one of many catalysts influencing the decision to acquire.

c Reflects interest expense for the amount of borrowings incurred to execute the transaction. The calculation assumes the borrowings are outstanding for the entire period. The Company's weighted borrowing rate under their revolving credit agreement was 8.35% and 8.25% in 1998 and 1999, respectively.

d The Company has significant net operating losses and tax credit carryforwards that have resulted in no income tax expense for both periods presented. This adjustment assumes the potential for income tax expense, at a 40% blended rate, as a result of the acquired pretax income less the pro forma adjustments to pretax income.

e    There was no change in outstanding shares as a result of the acquisition.

f    Reflects elimination of current assets not included in the acquisition.

g Diamond Jim's Steakhouse, L.L.C. changed its method of depreciation and amortization of fixed assets from the straight line method to various accelerated methods. The Company uses the straight line method for book purposes. In order to adjust Diamond Jim's Steakhouse, L.L.C.'s historical statements to properly reflect the Company's accounting method, a fair value adjustment was made to fixed assets. The adjustment is based on the cost of the assets recorded in the audited financial statements as of December 31, 1998 less accumulated depreciation/amortization calculated on a straight line basis, from the date placed in service until March 29, 1999. Useful life for equipment was five to seven years. Useful lives for leasehold improvements were 39 years (the term of the lease held by Diamond Jim's Steakhouse, L.L.C.). The impact of the the change in accounting method on the historical income statement dated March 31, 1999 was not material.

h Reflects the pro forma goodwill recorded calculated as the excess of purchase price over net assets required plus costs of the transaction, primarily financial advisory and legal fees. This adjustment also includes the elimination of other assets not included in the acquisition. The goodwill amount is subject to potential accrual and/or deferred tax adjustments.

i Liabilities incurred in conjunction with the acquisition including deferred payments to the previous owners, estimated contingent legal liabilities, and unpaid costs of the transaction as noted in Note h.

j Reflects the Company's additional borrowings as a result of the acquisition.

k Reflects the elimination of Diamond Jim's Steakhouse, L.L.C.'s equity accounts.